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                                  EXHIBIT 23.1


BDO  DUNWOODY  LLP                        600  Park  Place
Chartered  Accountants                    666  Burrard  Street
and  Consultants                          Vancouver,  BC  V6C  2X8
                                          Telephone: (604)  688-5421
                                          Facsimile  (604)  688-5132


April  26,  2002

TURBODYNE  TECHNOLOGIES,  INC.
6155  Carpinteria  Avenue,
Carpinteria,  California
93013

Attention:  Mr.  Daniel  Black,  President

Re:     TURBODYNE  TECHNOLOGIES,  INC.
        -  Registration  Statement  on  Form  S-8

Gentlemen:

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated March 30, 2002 relating to the consolidated balance sheet of Turbodyne Technologies, Inc. and subsidiaries as at December 31, 2001 and the related consolidated statements of operations, shareholders' equity (deficiency) and cash flows for the year then ended in the registration statement on Form S-8 of Turbodyne Technologies, Inc. filed with the Securities and Exchange Commission on August 15, 2000 (SEC File No. 333-43852).

Very  truly  yours,

/s/ BDO  DUNWOODY  LLP

CHARTERED ACCOUNTANTS